                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            CAPITAL AUTOMOTIVE REIT
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

Notes:

[CAPITAL AUTOMOTIVE LOGO]

                                                                   April 4, 2001

Dear Shareholders:

     On behalf of the Board of Trustees and employees of Capital Automotive REIT, I cordially invite you to attend the 2001 Annual Meeting of Capital Automotive REIT's shareholders. We will be holding the Annual Meeting on May 10, 2001 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, located at 1700 Tysons Boulevard, McLean, Virginia 22102.

     Enclosed with this letter is a Notice of the Annual Meeting of Shareholders, a Proxy Statement, a proxy card and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about Capital Automotive REIT. Also enclosed with this letter is Capital Automotive REIT's Annual Report to Shareholders for the fiscal year ended December 31, 2000.

     At the 2001 Annual Meeting, we will ask you to:

     - Elect ten Trustees;

     - Ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2001; and

     - Transact any other business that is properly presented at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                        Sincerely,

                                        /s/ JOHN J. POHANKA

                                        John J. Pohanka
                                        Chairman of the Board

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

    Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.

     If you have any questions about voting your shares, please contact Lisa M. Clements, Capital Automotive REIT, 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, telephone no. (703) 288-3075.

                            CAPITAL AUTOMOTIVE REIT
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         Date:   Thursday, May 10, 2001
                         Time:   10:00 a.m. local time
                         Place:   The Ritz-Carlton Hotel of Tysons
                                  Corner
                                1700 Tysons Boulevard
                                McLean, Virginia 22102

Dear Shareholders:

     At the 2001 Annual Meeting, we will ask you to:

     - Elect ten Trustees;

     - Ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2001; and

     - Transact any other business that is properly presented at the Annual Meeting.

     You will be able to vote your shares at the Annual Meeting if you were a shareholder of record at the close of business on March 12, 2001.

                                          By Order of the Board of Trustees:

                                          /s/ JOHN M. WEAVER

                                          John M. Weaver
                                          Secretary

April 4, 2001

               YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE
                               ENCLOSED ENVELOPE
          AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

         IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT
       LISA M. CLEMENTS, CAPITAL AUTOMOTIVE REIT, 1420 SPRING HILL ROAD,
        SUITE 525, MCLEAN, VIRGINIA 22102, TELEPHONE NO. (703) 288-3075

  IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY AND VOTE IN
                                    PERSON.

                            CAPITAL AUTOMOTIVE REIT
                        1420 SPRING HILL ROAD, SUITE 525
                             MCLEAN, VIRGINIA 22102

                                                                   April 4, 2001

                       PROXY STATEMENT FOR ANNUAL MEETING

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2001 Annual Meeting of the Shareholders of Capital Automotive REIT ("Capital Automotive" or the "Company"). The 2001 Annual Meeting will be held on Thursday, May 10, 2001 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102.

     This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information.

     On April 4, 2001 we began mailing information to people who, according to our records, owned common shares of beneficial interest of Capital Automotive at the close of business on March 12, 2001. We are mailing with that information a copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000.

                               TABLE OF CONTENTS

Information About the 2001 Annual Meeting and Voting........    1
Proposals to be Presented at the Annual Meeting.............    2
     1. Election of Trustees................................    2
     2. Ratification of Appointment of Arthur Andersen LLP
        as Independent Accountants..........................    3
Share Ownership.............................................    3
The Board of Trustees.......................................    6
Executive Officers..........................................    9
Executive Compensation......................................   10
Executive Compensation Committee Report on Executive
  Compensation..............................................   14
Audit Committee Report......................................   16
Certain Relationships and Related Transactions..............   17
Other Information...........................................   18

              INFORMATION ABOUT THE 2001 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held on Thursday, May 10, 2001 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102.

THIS PROXY SOLICITATION

     We are sending you this Proxy Statement because Capital Automotive's Board of Trustees is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On April 4, 2001, we began mailing this Proxy Statement to all people who, according to our shareholder records, owned shares at the close of business on March 12, 2001.

     Capital Automotive is paying the cost of requesting these proxies. Capital Automotive's Trustees, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Capital Automotive will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

VOTING YOUR SHARES

     You have one vote for each common share of Capital Automotive that you owned of record at the close of business on March 12, 2001. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

     IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF
            YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

     If you complete the proxy card but do not provide the voting instructions, then your shares will be voted FOR each of the Trustees identified on the proxy card and FOR ratification of the selection of Arthur Andersen LLP as the independent accountants of Capital Automotive for the 2001 fiscal year.

REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

     - You may notify the Secretary of Capital Automotive in writing that you wish to revoke your proxy.

     - You may submit a proxy dated later than your original proxy.

     - You may attend the Annual Meeting and vote by ballot. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

Proposal 1: Election of
Ten Trustees              The ten nominees for Trustee who receive the most
                          votes will be elected. If you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

Proposal 2: Ratification
of Selection of
Independent Accountants   The affirmative vote of a majority of the votes cast
                          at the Annual Meeting is required to ratify the selection of independent accountants. If you abstain from voting, your abstention will not count as a vote cast for or against the proposal.

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both Proposal 1 and 2.

     Quorum. On the record date for the Annual Meeting (March 12, 2001), 21,653,622 shares were issued and outstanding. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 10,826,812 shares are represented at the Annual Meeting, either in person (by the shareholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions and any broker non-votes will be counted as shares that are represented at the Annual Meeting.

ADDITIONAL INFORMATION

     Capital Automotive's Annual Report to Shareholders for the fiscal year ended December 31, 2000, including consolidated financial statements, is being mailed to all shareholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Capital Automotive.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     Capital Automotive will present the following two proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a shareholder properly presents any other proposal to the meeting after February 14, 2001, Capital Automotive will, to the extent permitted by applicable law, use your proxy to vote your shares on the proposal in Capital Automotive's best judgment.

1.  ELECTION OF TRUSTEES

     Nominees for election to the Board of Trustees are:

     Thomas D. Eckert
     Craig L. Fuller
     David Gladstone
     William E. Hoglund
     R. Michael McCullough
     Lee P. Munder
     John J. Pohanka
     John E. Reilly
     Robert M. Rosenthal
     Vincent A. Sheehy

     Each Trustee will be elected to serve for a one-year term, or until his replacement is elected and qualifies or until his earlier resignation or removal. Each of the ten nominees is presently a member of the Board of

Trustees and has consented to serve as a Trustee if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Trustees," which begins on page 6.

     If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Trustees may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Trustees may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the Annual Meeting may not be voted for more than ten nominees.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE TRUSTEES.

2.     RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
ACCOUNTANTS

     Arthur Andersen LLP has served as our independent accountants since Capital Automotive's inception in 1997. The Audit Committee and the Board of Trustees believe that we should continue this relationship and have appointed Arthur Andersen to continue as our independent accountants for the fiscal year ending December 31, 2001. In the event that the shareholders do not ratify this appointment by the requisite vote, the Audit Committee and the Board of Trustees will reconsider its appointment of Arthur Andersen LLP.

     One or more representatives of Arthur Andersen LLP will be available at the Annual Meeting to answer your questions and make a statement if they desire.

     Fiscal 2000 Audit Firm Fee Summary. During fiscal year 2000, Capital Automotive retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees..................................................  $ 89,100
Financial Information Systems Design and Implementation
  Fees......................................................        --
All Other Fees*.............................................  $187,640

---------------
* Consists primarily of fees for tax services.

     The Audit Committee has determined that the provision of non-audit services by Capital Automotive's principal auditor is compatible with maintaining auditor independence.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2001.

                                SHARE OWNERSHIP

     There were 21,653,622 common shares of Capital Automotive issued and outstanding on March 12, 2001. The following table shows how many shares (including certain securities that are redeemable, convertible or exercisable for shares) on a fully converted basis were owned on March 12, 2001 (unless otherwise indicated in a footnote) by (1) each person who owned more than 5% of the issued and outstanding shares on a fully converted basis, (2) each Trustee of Capital Automotive, (3) the Chief Executive Officer of Capital Automotive, and (4) the other persons named in the "Executive Compensation -- Summary Compensation Table" on page 10. (In the remainder of this Proxy Statement, we collectively will refer to the Chief Executive Officer and the other persons listed in the Summary Compensation Table as the "named officers.") The table also shows how many shares (calculated on the basis described below) were owned by all of the Trustees and executive officers of Capital Automotive as a group. For purposes of this table, "fully converted basis" means common shares and securities redeemable or exercisable for common shares that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 12, 2001. The number of shares set forth below includes the number of (A) common shares the person holds, (B) common shares the person could receive (if Capital Automotive elects to issue shares (on a one-for-one basis) rather than pay cash) upon redemption of units of the Partnership held by the person, (C) common shares the person could receive on exercise of options for shares held by the person that are exercisable within 60 days of March 12, 2001,
(D) common shares the person could receive on exercise of warrants for shares held by the person that are exercisable within 60 days of March 12, 2001, (E) common shares the person could receive upon the vesting of restricted shares held by the person that vest within 60 days of March 12, 2001, and (F) common shares the person could receive upon the vesting of restricted phantom shares held by the person that vest within 60 days of March 12, 2001. The owners have sole voting and investment power unless otherwise indicated. The address of the Trustees and the named officers is c/o Capital Automotive REIT, 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102.

                                                              NUMBER OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES     OF SHARES
------------------------------------                          ---------   ---------
Robert M. Rosenthal (1).....................................  4,043,739     15.74%
NewSouth Capital Management, Inc. (2).......................  2,487,695     11.49%
  1000 Ridgeway Loop Road, Suite 233
  Memphis, Tennessee 38120
John J. Pohanka (3).........................................  2,118,098      9.15%
Wallace R. Weitz and Company (4)............................  1,971,500      9.10%
  1125 South 103 Street, Suite 600
  Omaha, Nebraska 68124-6008
FBR Asset Investment Corporation (5)........................  1,670,115      7.71%
  1001 19th Street North
  Arlington, Virginia 22209-1710
Thomas D. Eckert (6)........................................  1,018,732      4.52%
David S. Kay (7)............................................    458,452      2.07%
Peter C. Staaf (8)..........................................    143,157      *
Vincent A. Sheehy (9).......................................    120,467      *
John M. Weaver (10).........................................    112,912      *
Lee P. Munder (11)..........................................     66,667      *
Jay M. Ferriero (12)........................................     44,225      *
Craig L. Fuller (11)........................................     28,775      *
William E. Hoglund (11).....................................     23,817      *
R. Michael McCullough (13)..................................     22,667      *
John E. Reilly (11).........................................     22,667      *
David Gladstone (11)........................................     21,667      *
All Executive Officers and Trustees as a Group (14            8,246,042     28.39%
  Persons)..................................................

---------------
 *   Less than 1%.

(1) Mr. Rosenthal's ownership includes his direct and indirect ownership of common shares of the Company, units of the Partnership and warrants exercisable for shares. The number of shares and units owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on December 31, 1998, as updated by representations of Mr. Rosenthal as of January 22, 2001. Mr. Rosenthal has sole voting and investment power directly over 703,795 units of the Partnership and one common share. The balance of the units of the Partnership are held as follows: 106,425 units held by Marion Rosenthal, his spouse; 28,000 units held by Mr. Rosenthal and his spouse as tenants by the entirety; 144,619 units held by 750 North Glebe Road Limited Partnership, of which Mr. Rosenthal is general partner; 182,887 units held by 3400 Columbia Pike Limited Partnership, of which Mr. Rosenthal is general partner; 286,518 units held by R.P. Gaithersburg Limited Partnership, of which Mr. Rosenthal is general partner; and 1,578,940 units held by 8525 Leesburg Pike Limited Partnership, of which Mr. Rosenthal is general partner. In addition, Mr. Rosenthal has sole voting and investment power over a warrant exercisable for 50,000 common shares and currently exercisable options for 6,667 common shares. Mr. Rosenthal has shared voting and investment power over a warrant exercisable for 657,079 common shares that is held through a limited liability company of which 99% of the ownership interests are held by a grantor's retained annuity trust established by Mr. Rosenthal and 1% of the ownership interests are owned by his spouse. Mr. Rosenthal disclaims voting and investment power over 298,808 units held by relatives not living in his home or held by employees of entities which he controls.

(2) Number of shares owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2001.

(3) Mr. Pohanka's ownership includes his direct and indirect ownership of common shares of the Company, units of the Partnership and a warrant exercisable for shares. The number of shares and units owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on January 13, 1999, as updated by representations of Mr. Pohanka as of January 29, 2001. Mr. Pohanka has sole voting and investment power directly over a warrant exercisable for 707,079 common shares and currently exercisable options for 6,667 common shares. The balance of the common shares and units are held as follows: 5,250 common shares held by Pohanka Grandchildren Trust; 616,239 common shares and 774,462 units held by Pohanka Properties, Inc.; and 8,400 common shares held by Pohanka Imports, Inc. The Pohanka Grandchildren Trust, of which John J. Pohanka is the Trustee, has sole voting and investment power over its 5,250 common shares. Pohanka Properties, Inc., of which John J. Pohanka is

     President, has sole voting and investment power over its 616,239 common shares, Pohanka Properties, Inc. shares investment power over the 774,462 units. Pohanka Imports, Inc., of which John J. Pohanka is the President, has sole voting and investment power over its 8,400 common shares. Mr. Pohanka disclaims beneficial ownership of 7,000 common shares held by his spouse. Includes one common share not reported on Schedule 13G.

(4) Number of shares owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2000.

(5) Number of shares owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2001. William R. Swanson, a Trustee of Capital Automotive prior to his death in November 2000, was an Executive Vice President and the Chief Operating Officer of FBR Asset Investment Corporation.

(6) Includes currently exercisable options for 873,050 common shares. Mr. Eckert has shared voting and investment power with his spouse over 107,527 common shares.

(7)  Includes currently exercisable options for 458,451 common shares.

(8)  Includes currently exercisable options for 128,637 common shares.

(9) Includes currently exercisable options for 21,667 common shares. Mr. Sheehy has sole voting and investment power directly over 10,000 units. Mr. Sheehy's ownership also includes the indirect ownership of 88,800 units held by Sheehy Investments Two, L.L.C., of which Mr. Sheehy is a limited partner with an 18% pecuniary interest.

(10) Includes currently exercisable options for 103,637 common shares. Mr. Weaver has shared voting and investment power with his spouse over 150 common shares.

(11) Includes currently exercisable options for 21,667 common shares.

(12) Includes currently exercisable options for 44,225 common shares.

(13) Includes currently exercisable options for 21,667 common shares. Mr. McCullough has shared voting and investment power with his spouse over 1,000 common shares.

                             THE BOARD OF TRUSTEES

     The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each nominee, and the positions they currently hold with Capital Automotive. The information is as of March 12, 2001 unless otherwise indicated.

                  NAME                    AGE               POSITION               TRUSTEE SINCE
                  ----                    ---   ---------------------------------  -------------
John J. Pohanka (1)(2)..................  72    Chairman of the Board of Trustees  February 1998
Thomas D. Eckert (1)....................  53    President and Chief Executive      October 1997
                                                Officer and Trustee
Craig L. Fuller (3).....................  50    Trustee                            April 1998
David Gladstone (1)(4)..................  58    Trustee                            May 1999
William E. Hoglund (3)(4)...............  66    Trustee                            February 1998
R. Michael McCullough (1)(4)............  62    Trustee                            April 1998
Lee P. Munder (1).......................  55    Trustee                            April 1998
John E. Reilly (3)......................  74    Trustee                            February 1998
Robert M. Rosenthal.....................  73    Trustee                            February 1998
Vincent A. Sheehy (5)...................  42    Trustee                            April 1998

---------------
(1) Member of the Executive Committee.

(2) Non-voting advisor to the Executive Compensation Committee

(3) Member of the Executive Compensation Committee

(4) Member of the Audit Committee

(5) Non-voting advisor to the Audit Committee

     John J. Pohanka is the Chairman of the Board of Trustees of Capital Automotive REIT. Mr. Pohanka has been involved in the automotive industry for 50 years and is also the Chairman of the Pohanka Automotive Group, a position he has held for more than the past five years. Founded in 1919, the Pohanka Automotive Group is currently comprised of 17 dealerships, each of which is located in the greater Washington, D.C. Metropolitan Area. The Pohanka Automotive Group's dealerships have received numerous awards, including the Time Magazine Quality Dealer Award. Mr. Pohanka has been active in a number of national and local industry and business groups during his career, including having served as a past President of the National Automobile Dealers Association
(NADA), a past President of the National Capitol Area Automotive Trade Association and a past Chairman of the National Institute for Automotive Service Excellence, a group which he co-founded.

     Thomas D. Eckert is Capital Automotive's President and Chief Executive Officer and is a member of the Board of Trustees. Mr. Eckert joined Capital Automotive in October 1997. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, the largest homebuilding firm in the U.S., serving most recently as President of Pulte's Mid-Atlantic Region. Prior to working at Pulte, Mr. Eckert spent over seven years with the public accounting firm of Arthur Andersen LLP. Mr. Eckert is a former director of PMH Mortgage Company and the Celotex Corporation, and he is a current director of the Munder Funds, a $20 billion mutual fund group.

     Craig L. Fuller has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. From November 1999 to present, Mr. Fuller has served as President and Chief Executive Officer of the National Association of Chain Drug Stores. From June 1996 to October 30, 1999, Mr. Fuller served as the Managing Director of Korn/Ferry International, an executive recruiting firm. Prior to joining Korn/Ferry International, he was the Vice Chairman of the public relations and consulting firm of Burson-Marsteller from December 1995 to June 1996, and he was the Chairman of the Fuller Company, a political consulting firm, from May 1995 to December 1995. From January 1992 until May 1995, Mr. Fuller served as a Senior Vice President in the Corporate Affairs Division of Philip Morris Companies, Inc.

     David Gladstone has served as a member of the Board of Trustees of Capital Automotive since May 7, 1999. Mr. Gladstone has been the Vice-Chairman of the Board of American Capital Strategies, a buy-out and specialty finance firm, since August 1998. From March 1997 to July 1998, he was Chairman of the Board of American Capital Strategies. Mr. Gladstone has also been the Chairman and Chief Executive Officer of Coastal Berry Company, a large agricultural business, since June 1997. From 1974 to March 1997, Mr. Gladstone served as Chairman and Chief Executive Officer of Allied Capital Corporation. In addition, Mr. Gladstone is a Trustee Emeritus of George Washington University, a past member of the Listings and Hearing Committee at the National Association of Securities Dealers, Inc. and a former director of Riggs National Corporation.

     William E. Hoglund has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. From 1956 until his retirement in 1994, Mr. Hoglund was employed by General Motors Corporation. At the time of his retirement in 1994, Mr. Hoglund was serving as an Executive Vice President and member of the General Motors Corporation Board of Directors. His previous assignments at General Motors Corporation included serving as Corporate Comptroller, Chief Financial Officer, President of Saturn, General Manager of the Pontiac Division, and Group Executive for the Buick-Oldsmobile-Cadillac Group. Currently, Mr. Hoglund is a director of the Mead Corporation and the Sloan Foundation.

     R. Michael McCullough has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Mr. McCullough was employed by Booz, Allen & Hamilton Inc. from 1965 through 1996. He was the Chairman and Chief Executive Officer of Booz, Allen & Hamilton Inc. from 1984 to 1992. From 1992 until his retirement in 1996, Mr. McCullough was the Senior Chairman of Booz, Allen & Hamilton Inc. Currently, Mr. McCullough is a Director of Charles E. Smith Residential Realty, Inc., Watson Wyatt Worldwide and National Rehabilitation Hospital. Mr. McCullough is also Chairman of the Suburban Hospital Foundation.

     Lee P. Munder has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Since March 2000, Mr. Munder has been Chairman of Lee Munder Investments Ltd., an investment advisory firm. Since August 2000, Mr. Munder has been Chairman of Lee Munder Capital Group, L.P., a holding company for diversified financial services, and Chairman of LMCG Funds. From 1985 to February 2000, Mr. Munder was Chairman of Munder Capital Management, an investment advisory firm.

     John E. Reilly has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. Currently, Mr. Reilly is serving as a consultant to American Isuzu Motors, Inc. From 1980 until his retirement in 1997, Mr. Reilly was employed by American Isuzu Motors, Inc. At the time of his retirement, Mr. Reilly was serving as a Senior Executive Advisor. His previous assignments at American Isuzu Motors, Inc. included serving as Chairman and Senior Vice President.

     Robert M. Rosenthal has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. Mr. Rosenthal has been the Chairman of the Rosenthal Automotive Organization since 1954. Mr. Rosenthal has been involved in the automotive industry for 50 years and during that time has founded more than 35 dealerships. He is currently a Director of the Metropolitan Washington Airport Authority and First Virginia Bank. Rosenthal Automotive is currently comprised of 15 dealerships located in the greater Washington, D.C. Metropolitan Area. Rosenthal Automotive Organization has received numerous awards including a Time Magazine Quality Dealer Award and the Award of Distinction from Sports Illustrated and the American International Automobile Dealer Association. He has served as past President of the Washington Area New Automobile Dealers Association.

     Vincent A. Sheehy has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Mr. Sheehy has been the President of Sheehy Auto Stores since July 1, 1998. From 1991 to present, Mr. Sheehy has owned and/or acted as General Manager or President of various Sheehy dealerships. Mr. Sheehy is a member of the Nissan National Dealer Advisory Board and is a member of the Nissan National Dealer Product Committee. Mr. Sheehy is a Director of the Virginia Automobile Dealers Association and Vice Chairman of the Washington Area New Automobile Dealers Association.

BOARD ORGANIZATION AND MEETINGS

     Board of Trustees. Capital Automotive is currently managed by a ten-member Board of Trustees. Until the death of William R. Swanson in November 2000, the Board of Trustees consisted of eleven members. Following Mr. Swanson's death, the Board of Trustees approved the reduction in the size of the Board of Trustees to ten members. The Board of Trustees met four times in the fiscal year ended December 31, 2000.

Each of the current nominees attended at least 75% of the total number of meetings of the Board of Trustees and meetings of the committees of the Board of Trustees that he was eligible to attend.

     Audit Committee. The Board of Trustees of Capital Automotive has established an Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Capital Automotive's internal accounting controls. The Audit Committee met four times in the fiscal year ended December 31, 2000. From January 1, 2000 to October 17, 2000, Messrs. Hoglund, McCullough and Sheehy were the members of the Audit Committee. As of October 17, 2000, Mr. Sheehy resigned as a member of the Audit Committee and was appointed a non-voting advisor to the Audit Committee. In addition, as of such date, Mr. Gladstone was appointed as a member of the Audit Committee. Therefore, Messrs. Hoglund, Gladstone and McCullough are the current members of the Audit Committee.

     The Board of Trustees adopted and approved a charter for the Audit Committee in February 2000, a copy of which is attached hereto as Appendix A. The Board of Trustees has determined that all current members of the Audit Committee are "independent" as that term is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

     Executive Committee. The Board of Trustees of Capital Automotive has established an Executive Committee. Subject to Capital Automotive's conflicts of interest policies, the Executive Committee has been granted certain power to authorize, on behalf of the full Board of Trustees, the execution of certain contracts and agreements, including those related to the borrowing of money by Capital Automotive. The Executive Committee may also authorize actions on behalf of Capital Automotive in its capacity as general partner of Capital Automotive L.P. The Executive Committee did not meet in the fiscal year ended December 31, 2000. Messrs. Eckert, Gladstone, McCullough, Munder and Pohanka are the current members of the Executive Committee. In addition, prior to his death, Mr. Swanson was also a member of the Executive Committee.

     Executive Compensation Committee. The Board of Trustees of Capital Automotive has established an Executive Compensation Committee. The Executive Compensation Committee is responsible for establishing Capital Automotive's compensation programs for executive officers. The President and Chief Executive Officer makes recommendations to the Executive Compensation Committee for consideration. The Executive Compensation Committee makes an independent determination of the executive compensation (including any bonus or incentive compensation) to be paid to each executive officer. The Executive Compensation Committee met two times in the fiscal year ended December 31, 2000. In fiscal year 2000, Messrs. Fuller, Hoglund and Reilly were, and they currently are, the members of the Executive Compensation Committee. In addition, Mr. Pohanka is a non-voting advisor to the Executive Compensation Committee.

COMPENSATION OF TRUSTEES

     Capital Automotive pays its Trustees who are not employees of Capital Automotive $3,750 per calendar quarter for their services as Trustees. In 2000, Capital Automotive paid each non-employee Trustee $15,000, or $3,750 per quarter. In addition, under the Amended 1998 Equity Incentive Plan (the "Amended 1998 Plan"), upon election or appointment to the Board of Trustees, each non-employee Trustee also receives an initial grant of options to purchase 15,000 common shares. The exercise price for these grants is based on the fair market value of the common shares on the date of grant. One-third of the options will vest six months after the date of grant, another one-third will vest on the first anniversary of the date of grant, and the remaining one-third will vest on the second anniversary of the date of grant. Options will be forfeited to the extent they are not then exercisable if a Trustee resigns or fails to be reelected as a Trustee.

     On January 17, 2000, under the Amended 1998 Plan, the Board of Trustees approved a discretionary grant of options to purchase 10,000 common shares to each non-employee Trustee. The exercise price for these grants was $11.594, which was the fair market value of the common shares on the date of grant. One-third of the options will vest six months after the date of grant, another one-third will vest on the first anniversary of the date of grant, and the remaining one-third will vest on the second anniversary of the date of grant. Options will be forfeited to the extent they are not then exercisable if a Trustee resigns or fails to be reelected as a Trustee.

                               EXECUTIVE OFFICERS

     The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each executive officer who is not also a Trustee of Capital Automotive. The information is as of March 12, 2001, unless otherwise indicated:

                 NAME                   AGE                  POSITION
                 ----                   ---   --------------------------------------
Jay M. Ferriero.......................  43    Vice President and Director of
                                              Acquisitions
David S. Kay..........................  34    Vice President and Chief Financial
                                              Officer
Peter C. Staaf........................  54    Vice President and Treasurer
John M. Weaver........................  41    Vice President, General Counsel and
                                              Secretary

     The executive officers are elected by the Board of Trustees and hold office until their successors are elected and qualify.

     Jay M. Ferriero is Capital Automotive's Vice President and Director of Acquisitions. Mr. Ferriero joined Capital Automotive in February 1999. Prior to joining Capital Automotive, from 1994 to 1999, Mr. Ferriero served as a First Vice President Loan Group and National Accounts Manager at Comerica Incorporated, a leading financial institution serving the automotive retail industry. At Comerica, Mr. Ferriero was responsible for managing the auto dealer lending offices and clients in Florida and Illinois, and had nationwide responsibilities for managing multi-bank credit facilities for some of the largest auto dealer consolidators. From 1991 to 1994, Mr. Ferriero was Senior Vice President and Senior Lending Officer at Comerica Bank & Trust, overseeing all lending activities. Since 1980 and prior to 1991, Mr. Ferriero's experiences included managing commercial loan processing operations, restructuring problem loans, and originating commercial and auto dealership loans.

     David S. Kay is Capital Automotive's Vice President and Chief Financial Officer. Mr. Kay joined Capital Automotive in October 1997. Prior to joining Capital Automotive, Mr. Kay was employed by the public accounting firm of Arthur Andersen LLP in Washington, D.C. for approximately ten years. His areas of expertise included emerging companies in the automotive, retail and distribution industries. While at Arthur Andersen LLP, Mr. Kay provided clients with consultation regarding mergers and acquisitions, business planning and strategy, and equity financing. He also has several years of experience in capital formation projects, roll-up transactions and initial public offerings for motor vehicle dealerships across the nation. Mr. Kay has participated on a NADA task force and has given presentations at NADA conventions, AICPA conferences and at other industry seminars.

     Peter C. Staaf is Capital Automotive's Vice President and Treasurer. Mr. Staaf joined Capital Automotive in October 1998. Prior to joining Capital Automotive, from 1997 to 1998, Mr. Staaf was Senior Vice President, head trader and manager of fixed income at Ziegler Securities, a Chicago-based investment banking boutique. In that role, Mr. Staaf was responsible for establishing the regional mortgage trading and sales effort focused primarily on credit-sensitive and subordinated mortgage-backed securities. From 1994 to 1997, Mr. Staaf was a Managing Director of Cleary Gull Reiland & McDevitt, Inc. From 1991 to 1994, Mr. Staaf served as Vice President of mortgage trading at Smith Barney Shearson Incorporated. In his positions with Cleary Gull Reiland & McDevitt, Inc. and Smith Barney Shearson Incorporated, Mr. Staaf had responsibility for structuring, bidding, hedging and marketing non-agency pass throughs, whole loans and managing secondary mortgage positions. He also served as President of Pulte Financial Companies, Inc. for seven years and held a senior position at Blunt Ellis and Loewi, Inc.

     John M. Weaver is Capital Automotive's Vice President, General Counsel and Secretary. Mr. Weaver joined Capital Automotive in July 1998 from Shaw Pittman, a Washington D.C.-based law firm where he was a partner concentrating on all aspects of real estate and finance law and transactional matters. As a member of Shaw Pittman's Real Estate Group, nationally recognized for its work with REITs, Mr. Weaver focused primarily on real estate developers, investors and lenders. Since joining Shaw Pittman in 1991, Mr. Weaver had been involved in a number of acquisitions and financings within the REIT sector. Prior to joining Shaw Pittman, Mr. Weaver had been an associate attorney in the Northern Virginia offices of a predecessor to Reed, Smith, Hazel & Thomas.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by Capital Automotive's Chief Executive Officer and each of its other most highly compensated executive officers who were serving as executive officers on December 31, 2000 (the "named officers").

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                            ANNUAL                ------------------------------     ALL OTHER
                                                         COMPENSATION   BONUS      RESTRICTED       OPTIONS        COMPENSATIONS
       NAME AND PRINCIPAL POSITION                 YEAR   SALARY ($)    ($)(1)    STOCK ($)(1)  (#SHARES/UNITS)       ($)(2)
       ---------------------------                 ----  ------------  --------   ------------  ----------------   -------------
Thomas D. Eckert,................................  2000       350,000       --         821,944       106,061              --
  President and Chief Executive Officer            1999       350,000       --         439,102       106,061              --
                                                   1998       350,000  230,000              --     1,058,004(3)           --
David S. Kay,....................................  2000       190,000   93,750         244,345        40,303              --
  Vice President and Chief Financial Officer       1999       175,000   87,500          99,795        37,121              --
                                                   1998       150,000  150,000              --       573,086(4)           --
John M. Weaver,..................................  2000       190,000       --         371,534        40,303              --
  Vice President, General Counsel and              1999       175,000   62,500         131,124        37,121              --
  Secretary                                        1998        68,269   85,000              --       150,000(5)           --
Peter C. Staaf,..................................  2000       190,000   50,000         267,776        40,303              --
  Vice President and Treasurer                     1999       175,000   62,500         131,124        37,121          92,036(7)
                                                   1998        33,878       --              --       200,000(6)           --
Jay M. Ferriero,.................................  2000       165,000   93,750         205,771        16,900              --
  Vice President and Director of                   1999       143,692  151,500(8)       10,660        80,000(9)       36,896(10)
  Acquisitions
                                                   1998            --       --              --            --              --

---------------

(1) Includes restricted shares (formerly known as performance accelerated restricted shares) granted in the year indicated and/or restricted phantom shares credited in lieu of bonus earned for the year indicated. In May 2000, the Executive Compensation Committee of the Board of Trustees amended the vesting schedule on all "performance accelerated restricted shares" granted in 2000 and 1999 to eliminate the "performance accelerated" feature and to generally provide that all such restricted shares will vest on the third anniversary of the date of grant. A holder of restricted shares does not have dispositive or voting power with respect to the restricted shares. However, a holder of restricted shares receives dividend equivalents with respect to the restricted shares which are equal to the value of any dividends paid with respect to the Company's common shares. As presented in the table above, the dollar value of the restricted shares awarded was calculated based on the closing market price of the common shares on the Nasdaq National Market on the date of award, net of the consideration paid by the named officers of $.01 per restricted share awarded.

     Capital Automotive's Phantom Share Purchase Program requires mandatory and authorizes voluntary purchases of restricted phantom shares upon the deferral of a portion of the named officers' annual bonus. Under this program, 20% of any annual bonus payable to a named officer must be deferred under the program and the named officer may elect to defer up to an additional 30% of any annual bonus payable to him. The restricted phantom shares are credited at a price equal to 80% of the fair market value of the Company's common shares on the date of grant. The restricted phantom shares awarded upon the deferral of a portion of annual bonuses generally vest on the third anniversary from the date of grant. A holder of restricted phantom shares does not have dispositive or voting power with respect to the shares. However, a holder of restricted phantom shares receives dividend equivalents with respect to the shares which are equal to the value of any dividends paid with respect to the Company's common shares. As presented in the table above, the dollar value of the restricted phantom shares awarded upon the deferral of a portion of annual bonuses was calculated based on the closing market price of the common shares on the Nasdaq National Market on the date of award.

     The following table lists the number and dollar value of the restricted shares and restricted phantom shares held by the named officers (excluding restricted shares and restricted phantom shares acquired upon deferral of dividend equivalents) as of December 31, 2000.

                                                                RESTRICTED SHARES        RESTRICTED PHANTOM SHARES
                                                             ------------------------    --------------------------
                                                             NUMBER (#)    VALUE ($)*    NUMBER (#)     VALUE ($)*
                                                             ----------    ----------    -----------    -----------
Mr. Eckert.................................................    51,761       714,431        45,399         627,074
Mr. Kay....................................................    19,819       273,552         6,727          92,917
Mr. Weaver.................................................    19,819       273,552        18,156         250,780
Mr. Staaf..................................................    19,819       273,552        11,031         152,366
Mr. Ferriero...............................................    12,415       171,358         3,600          49,725

---------------

* The dollar value of the restricted shares and restricted phantom shares was calculated based on the closing market price of the common shares on the Nasdaq National Market on December 29, 2000 of $13.8125, net of consideration paid by each named officer with respect to the restricted shares totaling $.01 per restricted share awarded.

     The following table lists, for each named officer, the percentage of such named officer's annual bonus deferred towards the purchase of restricted phantom shares and the number of restricted phantom shares actually purchased in 1999 and 2000. No restricted phantom shares were issued in 1998.

                                                          2000                                     1999
                                          -------------------------------------    -------------------------------------
                                          PERCENTAGE OF                            PERCENTAGE OF
                                             ANNUAL        NUMBER OF RESTRICTED       ANNUAL        NUMBER OF RESTRICTED
                                              BONUS           PHANTOM SHARES           BONUS           PHANTOM SHARES
                                          DEFERRED (%)         PURCHASED(#)        DEFERRED (%)         PURCHASED(#)
                                          -------------    --------------------    -------------    --------------------
Mr. Eckert..............................       100**              20,601                100**              24,798
Mr. Kay.................................        25                 2,683                 30                 4,044
Mr. Weaver..............................       100**              11,417                 50                 6,739
Mr. Staaf...............................        50                 4,292                 50                 6,739
Mr. Ferriero............................        25                 2,683                 10                   917

---------------

**   With the approval of the Executive Compensation Committee.

(2) Except as indicated, other annual compensation for each named officer totaled less than $50,000 and 10% of the total of annual salary and bonus reported for such named officer.

(3) As of May 7, 1999, the Company exchanged options for 1,031,338 units of limited partnership interest in the Partnership with options for 1,031,338 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(4) As of May 7, 1999, the Company exchanged options for 546,420 units of limited partnership interest in the Partnership with options for 546,420 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(5) As of May 7, 1999, the Company exchanged options for 150,000 units of limited partnership interest in the Partnership with options for 150,000 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(6) As of May 7, 1999, the Company exchanged options for 200,000 units of limited partnership interest in the Partnership with options for 200,000 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(7) Of this amount, $83,514 represented payments pursuant to a relocation package and $8,522 represented life, health and dental insurance premiums.

(8)  Includes a signing bonus totaling $75,000 paid in January 1999.

(9) As of May 7, 1999, the Company exchanged options for 80,000 units of limited partnership interest in the Partnership with options for 80,000 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(10) Of this amount, $23,941 represented payments pursuant to a relocation package, $5,500 represented a car allowance, and $7,455 represented life, health and dental insurance premiums.

SHARE OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the common share options granted to Capital Automotive's named officers during the fiscal year ended December 31, 2000.

                                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                           --------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                            NUMBER OF   PERCENT OF TOTAL                                RATES OF SHARE PRICE
                                           SECURITIES       OPTIONS                                   APPRECIATION FOR OPTION
                                           UNDERLYING      GRANTED TO      EXERCISE OR                          TERM
                                             OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ------------------------
                  NAME                     GRANTED (#)    FISCAL YEAR        ($/SH)       DATE (1)    5% ($)(2)    10% ($)(2)
                  ----                     -----------  ----------------   -----------   ----------   ----------   -----------
Thomas D. Eckert, President and
  Chief Executive Officer................      106,061       30.5%           $11.594      1/17/10      773,334      1,959,779
David S. Kay, Vice President and
  Chief Financial Officer................       40,303       11.6%           $11.594      1/17/10      293,865        744,713
John M. Weaver, Vice President,
  General Counsel and Secretary..........       40,303       11.6%           $11.594      1/17/10      293,865        744,713
Peter C. Staaf, Vice President and
  Treasurer..............................       40,303       11.6%           $11.594      1/17/10      293,865        744,713
Jay M. Ferriero, Vice President and
  Director of Acquisitions...............       16,900        4.9%           $11.594      1/17/10      123,225        312,276

---------------
(1) The expiration date of the options is ten years after the date of the grant.

(2) The potential realizable value is reported net of the option price, but before the income taxes associated with exercise. These amounts represent assumed compounded rates of appreciation at 5% and 10% from the date of the grant to the expiration date of the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END SHARE OPTION VALUES

     As the following table reflects, none of Capital Automotive's named officers exercised options in fiscal year 2000.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                    SHARES/UNITS                         OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON      VALUE           FISCAL YEAR-END (#)              FISCAL YEAR-END ($)
               NAME                 EXERCISE (#)  REALIZED ($)    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE (1)
               ----                 ------------  ------------  -----------------------------   --------------------------------
Thomas D. Eckert, President and
  Chief Executive Officer.........            --            --     820,018/450,108                       23,201/304,899
David S. Kay, Vice President and
  Chief Financial Officer.........            --            --     439,095/211,415                       8,120/113,773
John M. Weaver, Vice President,
  General Counsel and Secretary...            --            --      84,280/143,144                       12,808/118,460
Peter C. Staaf, Vice President and
  Treasurer.......................            --            --     109,280/168,144                       8,120/113,773
Jay M. Ferriero, Vice President
  and Director of Acquisitions....            --            --      20,000/76,900                          -- /37,493

---------------
(1) Based on the closing market price of Capital Automotive's common shares on the Nasdaq National Market on December 29, 2000 ($13.8125) minus the exercise price.

EMPLOYMENT AGREEMENTS

     The Partnership has entered into employment agreements with Messrs. Eckert, Kay and Weaver. Each agreement currently terminates on January 1, 2004 and provides that the executive officer agrees to devote his full business time to the operation of the Partnership. Each employment agreement permits the Partnership to terminate the executive officer's employment with appropriate notice for or without cause. In general, cause is defined to include: (1) engaging in dishonesty relating materially to performance of services or obligations contained in the employment agreement; (2) conviction of any misdemeanor (other than minor infractions) involving fraud, breach of trust, misappropriation or other similar activity or any felony; (3) performance of duties in a grossly negligent manner; or (4) willful breach of the employment agreement in a manner materially injurious to the Partnership. In addition, executives may resign for good reason, which is generally defined to include:
(1) the Partnership's failure to comply with such agreement's material terms;
(2) the substantial diminution of responsibilities and duties or, for Mr. Eckert, his involuntary departure from the Board of Trustees; (3) relocation of the Partnership's headquarters; or (4) a change of control. In general terms, a change of control occurs (1) if a person, entity or group (with certain exceptions) acquires more than 40% of Capital Automotive's then outstanding voting securities, (2) if Capital Automotive merges into another entity unless prior shareholders of Capital Automotive have at least 60% of the combined voting power of the securities in the merged entity, or (3) upon the liquidation or dissolution of Capital Automotive or sale or disposition of substantially all of Capital Automotive's assets.

     If an executive officer's employment ends for any reason, the Partnership will pay accrued salary, bonuses already determined, and other existing obligations. In addition, if a change of control of Capital Automotive occurs, the Partnership terminates the executive officer's employment without cause, or the executive officer resigns for good reason, all of the stock options, restricted shares and restricted phantom shares held by the executive officer before such event occurs will become fully vested and the Partnership will be obligated to pay (1) a lump sum payment equal to 24 months' salary (or in the event of a change of control, three times the sum of the executive officer's annual salary plus the most recently established target bonus), (2) premiums for the period for group health coverage, if any, to which he is entitled by law, and (3) a pro rata annual bonus for the year of termination.

     If an employment agreement is not renewed by the Partnership on or before January 1, 2004, and the Partnership at any time thereafter terminates an executive officer's employment without cause or the executive officer resigns for good reason, (i) any unvested restricted shares granted prior to or during the executive officer's employment through January 1, 2004 and held by the executive officer before his termination of employment will become vested to the extent of the ratio of the number of days that the executive officer has been employed by the Partnership or Capital Automotive since the date the restricted shares were granted and the total number of days of employment otherwise required for the restricted shares to fully vest (determined separately for each grant), and (ii) any restricted phantom shares granted prior to or during the executive officer's employment through January 1, 2004 and credited to the executive officer before the executive officer's termination of employment will become vested to the extent of the ratio of the number of days that the executive officer had been employed by the Partnership or Capital Automotive since the date the restricted phantom shares were granted and the total number of days of employment otherwise required for the restricted phantom shares to fully vest (applied separately to each grant).

     While employed and for a two-year period after employment, Messrs. Eckert, Kay and Weaver have agreed not to compete with Capital Automotive by working with or investing in any enterprise that invests primarily in automobile dealership or automotive-related properties or that provides real estate financing to automobile dealerships or automotive-related businesses. In addition to the agreements set forth above, at the outset of Mr. Ferriero's employment in February 1999, the Company and Mr. Ferriero entered into an agreement providing that if his employment with Capital Automotive is terminated after a change of control because of the elimination of his position, he will continue to receive his base salary for 12 months. The agreement with Mr. Ferriero expires on October 20, 2001.

       EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation Philosophy. The goal of the Executive Compensation Committee (the "Compensation Committee") is to design and administer an executive compensation program to (i) attract and retain qualified executive officers,
(ii) reward executive officers for superior performance in achieving Capital Automotive's business objectives and enhancing shareholder value, (iii) align the executive officers' interests with those of the shareholders, and (iv) provide incentives for the creation of long-term shareholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, common share options, and grants of restricted shares and restricted phantom shares. The Compensation Committee reviews and approves Capital Automotive's policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, including awards of equity options, restricted shares and restricted phantom shares. For 2000, the Compensation Committee placed significant emphasis on forms of compensation designed to create a significant and meaningful long-term incentive tied to Capital Automotive's long-term growth, financial success, and increasing shareholder value. Our executives receive compensation for their services to both the Partnership and Capital Automotive. (For purposes of this report, we have described the combined compensation from the Partnership and Capital Automotive.)

     Base Salary Levels. We believe that base salary levels at Capital Automotive are reasonably related to the base salary levels of executive officers of comparable real estate investment trusts and other real estate companies. We set base salaries and determined other compensation for 2000 based on those factors. We also believe that the current base salary levels of our executive officers take into account the unique talents and skills of our executive officers. The executive officers that have employment agreements have set floors on base salary and other elements of compensation for their contract terms, but the Compensation Committee can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies deemed comparable by the Compensation Committee, and inflation. The Compensation Committee, however, intends to reward executive officers for their achievements primarily through bonus awards and long-term incentive compensation, as discussed below.

     Bonus Awards. Capital Automotive uses performance bonuses to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which Capital Automotive and individual performance objectives are achieved. Capital Automotive's objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building shareholder value. For fiscal year 2000, these objectives were: (i) achievement of targeted funds from operations per share; (ii) attainment of a superior funds from operations multiple and total shareholder return as compared to Capital Automotive's peer group; (iii) effective implementation of the planned growth of Capital Automotive; (iv) continued achievement of project goals in property acquisitions and management; and (v) progress in certain financial and administrative activities. In addition, Capital Automotive maintains a Phantom Share Purchase Program (described in greater detail below), under which executive officers defer a portion of their annual bonuses through mandatory and voluntary purchases of restricted phantom shares. This program further aligns the executive officers' interests with those of the shareholders and provides incentives for the creation of long-term shareholder value. The Compensation Committee awarded $723,000 in bonuses to named officers for fiscal year 2000, of which $485,500 was deferred towards the purchase of restricted phantom shares.

     Long-Term Incentive Compensation. The Compensation Committee believes that the use of equity incentives aligns the interest of executive officers with those of shareholders and promotes long-term shareholder value better than does cash alone. The Amended 1998 Equity Incentive Plan (the "Amended 1998 Plan") provides for grants of nonqualified stock options, incentive stock options, restricted shares and restricted phantom shares to key executives of Capital Automotive. The Compensation Committee administers the Amended 1998 Plan and determines the participants who receive awards, the terms of the awards, the schedule for exercisability or nonforfeitability, the time and conditions for expiration of the awards, and the form of payment upon exercise. The Compensation Committee may make determinations under the

Amended 1998 Plan that are not uniform as to the participants and that may or may not consider whether participants are similarly situated.

     The 2000 common share option grants, restricted share grants and restricted phantom share grants reflect the compensation philosophy of Capital Automotive to place greater emphasis on the long-term compensation component of the compensation program. Common share options generally are granted on an annual basis with an exercise price of 100% of the current fair market value of the Company's common shares on the date of grant. As a result, any options granted are of value to the executive officer only if the share price increases over time. Option grants typically vest ratably at 25% per year beginning one year from the date of grant. The Compensation Committee awarded 243,870 common share options to executive officers in 2000.

     In January 2000, the Compensation Committee awarded 34,717 restricted shares to executive officers. These restricted shares, along with restricted shares granted in 1999, were "performance accelerated restricted shares." In May 2000, in light of management's concerns regarding employee retention and the shortage of executive talent in the Washington, D.C. metropolitan area, the Compensation Committee awarded 65,000 restricted shares to executive officers and amended the vesting schedule on all "performance accelerated restricted shares" granted in 1999 and 2000 to eliminate the "performance accelerated" feature and to generally provide that all such restricted shares will vest on the third anniversary of the date of grant.

     In addition, Capital Automotive maintains a Phantom Share Purchase Program that requires mandatory, and authorizes voluntary, purchases of restricted phantom shares upon the deferral of a portion of an executive officer's annual bonus. Pursuant to this program, 20% of any annual bonus payable to an executive officer must be deferred under the program and the executive officer may elect to defer up to an additional 30% of any annual bonus payable to him. The restricted phantom shares are purchased at a price equal to 80% of the fair market value of the Company's common shares on the date of grant. Restricted phantom shares generally vest on the third anniversary of the date of grant. In 2000, each of the executive officers elected to participate in the voluntary portion of the program. In addition, the Compensation Committee voted to waive the 50% limit with respect to Messrs. Eckert and Weaver for 2000, each of whom elected to defer 100% of his annual bonus for 2000 towards the purchase of restricted shares. The Compensation Committee determined that allowing Messrs. Eckert and Weaver to purchase additional restricted phantom shares would further align their interests with those of the shareholders and provide further incentives for the creation of long-term shareholder value. On January 24, 2001, 12,412 restricted phantom shares were purchased by executive officers under the mandatory portion of the program and 29,264 restricted phantom shares were purchased by executive officers under the voluntary portion of the program.

     Compensation of the Chief Executive Officer. The Compensation Committee uses the same procedures described above in setting the annual salary, bonus and long-term incentive compensation of the Chief Executive Officer. In 2000, Mr. Eckert received a base salary of $350,000 (the same as in 1998 and 1999) and, as described above, the Compensation Committee approved a 2000 bonus award of $240,000 (from a target bonus of $245,000), which amount was deferred towards the purchase of 20,601 restricted phantom shares on January 24, 2001. The Compensation Committee also approved the grant of 106,061 common share options and 40,094 restricted shares to Mr. Eckert in 2000. In doing so, the Compensation Committee considered Capital Automotive's satisfaction of performance goals, such as achievement of superior funds from operations as compared to its peer group, and similarly, high total shareholder return as compared to its peer group, and additional subjective factors such as Mr. Eckert's conception and execution of a successful strategic plan, continued success in building a solid base of automotive dealership properties, retaining a team of highly-qualified professionals, as well as maintaining overall shareholder confidence.

     Compensation Deduction Limit. The Securities and Exchange Commission (the "SEC") requires that this report comment on Capital Automotive's policy with respect to a special rule under the tax laws, Section 162(m) of the Code. That section can limit the deductibility on a Subchapter C corporation's federal income tax return of compensation of $1.0 million to any of the executive officers. (Most public companies are Subchapter C corporations, but Capital Automotive is not, so we describe the difference below.)

     A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its shareholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. The Compensation Committee's policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing Capital Automotive's executives with the proper incentives to remain with and increase the prospects of Capital Automotive. We note that Section 162(m) does not affect Capital Automotive as directly as it does Subchapter C corporations, because Capital Automotive does not ordinarily pay taxes. Instead, if optionees buy a large number of shares at the same time by exercising options, Capital Automotive might not be able to deduct all of the compensation income from those purchases. That loss of deduction could increase the amount that Capital Automotive must distribute to its shareholders, which might mean it would need to borrow to make distributions. Given the way we administer the incentive plan, we think it is unlikely that this result will occur. Capital Automotive did not pay any compensation with respect to 2000 that would be outside the limits of
Section 162(m).

                                          Executive Compensation Committee

                                          John E. Reilly, Chairman
                                          Craig L. Fuller
                                          William E. Hoglund

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of Messrs. Reilly, Fuller and Hoglund has ever been an officer or employee of Capital Automotive.

                             AUDIT COMMITTEE REPORT

     The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC"), nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Capital Automotive incorporates it by specific reference.

     Review and Discussions with Management. The Audit Committee has reviewed and discussed Capital Automotive's audited financial statements for the fiscal year ended December 31, 2000 with the management of Capital Automotive.

     Review and Discussions with Independent Auditors. The Audit Committee has discussed with Arthur Andersen LLP, Capital Automotive's independent accountants, the matters required to be disclosed by SAS 61, as amended (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of Capital Automotive's financial statements.

     The Audit Committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, as amended (which relates to the accountant's independence from Capital Automotive and its related entities) and has discussed with Arthur Andersen LLP their independence from Capital Automotive.

     Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that Capital Automotive's audited financial statements be included in the Annual Report of Capital Automotive on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                          Audit Committee

                                          R. Michael McCullough, Chairman
                                          William E. Hoglund
                                          David Gladstone

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 31, 2000, Capital Automotive or its subsidiaries, including the Partnership and its subsidiaries, was a party to transactions described in the following paragraphs involving a Trustee, an executive officer or a 5% or greater shareholder (on a fully converted basis). Management believes that such transactions are on terms that are materially no less favorable than those that could have been obtained in comparable transactions with unaffiliated parties.

TRUSTEES

     John J. Pohanka. Capital Automotive leases certain properties to entities related to Mr. Pohanka and/or members of his family pursuant to leases entered into in 1998 and 1999 as follows:

                                                                                     ANNUAL BASE RENT
                 TENANTS (DEALERSHIPS) (1)                         LOCATION       (AS OF MARCH 12, 2001)
                 -------------------------                    ------------------  ----------------------
Pohanka Properties, Inc. (Chevrolet and Acura) (2)..........  Chantilly, VA             $  839,549
Pohanka Virginia Properties, L.L.C. (Cadillac, Hyundai,
  Nissan, Oldsmobile & Honda) (3)...........................  Fredericksburg, VA           534,491
Pohanka of Salisbury, Inc. (Nissan, Toyota, Honda, Hyundai,
  Mercedes-Benz and Mazda) (4)..............................  Salisbury, MD                486,884
Pohanka Properties, Inc. (Saturn, Isuzu and Oldsmobile)
  (2).......................................................  Marlow Heights, MD           475,608
Pohanka Virginia Properties, L.L.C. (Saturn) (3)............  Bowie, MD                    447,171
Pohanka Properties, Inc. (Honda) (2)........................  Marlow Heights, MD           406,575
Pohanka Properties, Inc. (Lexus) (2)........................  Chantilly, VA                377,366
Pohanka Virginia Properties, L.L.C. (Undeveloped
  Dealership Lot) (3).......................................  Chantilly, VA                270,010
Pohanka Properties, Inc. (Hyundai)(2).......................  Marlow Heights, MD           171,788
Pohanka Properties, Inc. (Body Shop) (2)....................  Marlow Heights, MD            77,340
                                                                                        ----------
    Total...................................................                            $4,086,782
                                                                                        ==========

---------------
(1) Each lease with an affiliate of Pohanka Automotive Group has been guaranteed by each other lessee and dealership affiliated with Pohanka Automotive Group.

(2) Owned by The John J. Pohanka Trust (15.937%) and Mr. Pohanka's children, Geoffrey P. Pohanka (44.156%), Susan Pohanka Schantz (38.938%) and Brian C. Pohanka (.969%).

(3) Owned by John J. Pohanka (4%) and Mr. Pohanka's children, Geoffrey P. Pohanka (32%), Susan Pohanka Schantz (32%) and Brian C. Pohanka (10%).

(4) Owned by Geoffrey P. Pohanka (24%) and unaffiliated persons (76%).

     Robert M. Rosenthal. Capital Automotive leases certain properties to entities related to Mr. Rosenthal and/or members of his family pursuant to leases entered into in 1998 as follows:

                                                                                    ANNUAL BASE RENT
                   TENANTS (DEALERSHIPS)                          LOCATION       (AS OF MARCH 12, 2001)
                   ---------------------                      -----------------  ----------------------
Geneva Enterprises, Inc. d/b/a Rosenthal Nissan/Mazda (1)...  Tysons Corner, VA        $2,499,396
Geneva Enterprises, Inc. d/b/a Rosenthal Mazda (1)..........  Arlington, VA               619,930
Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet/Jeep
  (Storage Lot) (1).........................................  Arlington, VA               561,835
Geneva Enterprises, Inc. d/b/a Rosenthal Honda (1)..........  Tysons Corner, VA           510,536
Geneva Enterprises, Inc. d/b/a Rosenthal Jaguar (1).........  Tysons Corner, VA           510,524
Geneva Enterprises, Inc. d/b/a Geneva Management (Related
  Business) (1).............................................  Arlington, VA               452,902
Geneva Enterprises, Inc. d/b/a Rosenthal Isuzu (1)..........  Gaithersburg, MD            448,739
Geneva Enterprises, Inc. d/b/a Nissan Gaithersburg (1)......  Gaithersburg, MD            348,135
Geneva Enterprises, Inc. d/b/a Rosenthal Acura (1)..........  Gaithersburg, MD            328,152
Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet/Jeep
  (1).......................................................  Arlington, VA               311,996
Maryland Imported Cars, Inc. d/b/a Gaithersburg Mazda
  (2)(3)....................................................  Gaithersburg, MD            259,758

                                                                                    ANNUAL BASE RENT
                   TENANTS (DEALERSHIPS)                          LOCATION       (AS OF MARCH 12, 2001)
                   ---------------------                      -----------------  ----------------------
Geneva Enterprises, Inc. d/b/a Rosenthal Honda (2-acre lot)
  (1).......................................................  Tysons Corner, VA           178,533
Geneva Enterprises, Inc. d/b/a Rosenthal Honda (Body Shop)
  (1).......................................................  Tysons Corner, VA           127,365
                                                                                       ----------
    Total...................................................                           $7,157,801
                                                                                       ==========

---------------
(1) Owned by (1) Mr. Rosenthal (65.148%), (2) Mr. Rosenthal's spouse, Marion Rosenthal (1.386%), (3) Mr. Rosenthal's daughters, Brooke E. Peterson, Jane
    R. Cafritz and Nancy L. Rosenthal (9.815% each), and (4) certain employees of Rosenthal Automotive Organization.

(2) Guaranteed by Geneva Enterprises, Inc., an affiliate of Mr. Rosenthal.

(3) Owned by (1) Mr. Rosenthal (51%), and (2) certain employees of Rosenthal Automotive Organization.

     Vincent A. Sheehy. Capital Automotive leases certain properties to entities related to Mr. Sheehy and members of his family pursuant to leases entered into in 1998 as follows:

                                                                                     ANNUAL BASE RENT
                   TENANTS (DEALERSHIPS)                           LOCATION       (AS OF MARCH 12, 2001)
                   ---------------------                      ------------------  ----------------------
Sheehy Ford, Inc. (1).......................................  Marlow Heights, MD         $261,943
Sheehy Ford of Springfield, Inc. (2)........................  Springfield, VA             678,140
                                                                                         --------
    Total...................................................                             $940,083
                                                                                         ========

---------------
(1) Owned by (1) Sheehy Auto Stores, Inc. (80.3%), which is owned 35% by Mr. Sheehy's father, Vincent A. Sheehy, III, 27.7% by Mr. Sheehy's mother, Helen Sheehy and 16.2% by Mr. Sheehy, and (2) Sheehy Family Trust (19.7%), of which each of Mr. Sheehy and his brothers and sisters, Ann Sheehy, Elizabeth Sheehy, Patricia Malloy and Paul Sheehy, are 20% beneficiaries.

(2) Owned 100% by Sheehy Auto Stores, Inc.

     On March 21, 2000, Capital Automotive sold to Malloy Properties II, LLC, an entity controlled by Geoffrey M. Malloy (the brother-in-law of Vincent A. Sheehy), the real property underlying one of Capital Automotive's tenants, Malloy Lincoln-Mercury, Inc., located in Woodbridge, Virginia, for a purchase price of $2,800,000.

                               OTHER INFORMATION

COMPANY PERFORMANCE

     The following graph compares the cumulative total shareholder return on the common shares of Capital Automotive from February 13, 1998 (the date the common shares were first offered and sold to the public at the initial public offering price of $15.00 per share) through December 31, 2000 with the cumulative total return of the NAREIT Equity Total Return Index and the cumulative total return of the Standard and Poors ("S&P") 500 Index. Capital Automotive's common share price and the price of the S&P 500 Index are published daily. The NAREIT Equity Total Return Index is published monthly and for purposes of this presentation was interpolated to February 13, 1998.

     The graph assumes an investment of $100 in each of Capital Automotive REIT, the NAREIT Equity Total Return Index and the S&P 500 Index on February 13, 1998. The comparison assumes that all dividends are reinvested into additional common shares during the holding period.

      COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CAPITAL AUTOMOTIVE REIT,
           THE NAREIT EQUITY TOTAL RETURN INDEX AND THE S&P 500 INDEX
                  FROM FEBRUARY 13, 1998 TO DECEMBER 31, 2000

[LINE GRAPH]

------------------------------------------------------------------------------------------------------------------------
               Index                   2/13/98     6/30/98    12/31/98     6/30/99    12/31/99     6/30/00    12/31/00
------------------------------------------------------------------------------------------------------------------------
 Capital Automotive REIT               100.00       95.05      105.43       96.29       96.02      114.26      121.03
 NAREIT Equity Total Return Index      100.00       96.34       83.69       87.68       79.82       90.56      100.87
 S&P 500 Index                         100.00      111.78      122.07      137.18      147.75      147.13      134.30

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records and other information, we believe that our Trustees and executive officers who are required to file reports under Section 16 reported all transactions in Capital Automotive's common shares and derivative securities, including options for shares, restricted shares, restricted phantom shares and warrants, on a timely basis during the fiscal year ended December 31, 2000, except that (i) Vincent A. Sheehy filed a Form 5 on February 2, 2001 reporting the acquisition of 10,000 units upon the disposition of a limited partnership of which he was a limited partner that was not timely filed on a Form 4, and (ii) Craig L. Fuller filed a Form 5 on February 2, 2001 reporting the purchase of 4,000 shares that were not timely filed on a Form 4.

PROPOSALS FOR THE 2002 ANNUAL MEETING

     If you want to include a proposal in the proxy statement for Capital Automotive's 2002 Annual Meeting, send the proposal to Capital Automotive REIT at 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, Attn: Secretary and General Counsel. Proposals must be received on or before December 5, 2001 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of Capital Automotive's Declaration of Trust and Bylaws.

     Capital Automotive, in its discretion, will be able to use proxies given to it for next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement unless the proposal is submitted to Capital Automotive on or before February 18, 2002.

                                   APPENDIX A

                    CAPITAL AUTOMOTIVE REIT (THE "COMPANY")
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Audit Committee (the "Committee") shall be comprised of three or more trustees as determined by the Board of Trustees (the "Board"). Each member shall be independent of management of the Company and free of any relationship that, in the opinion of the Board, would interfere with the exercise of their independent judgment as a Committee member. All members of the Committee shall be financially literate.

PURPOSE OF THE COMMITTEE

     The Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to the Company's accounting and reporting practices, the Company's systems of internal controls, the quality and integrity of the financial reports of the Company, and the audit process. It is the responsibility of the Committee to maintain free and open means of communication between the Board, the independent accountants, and the financial management of the Company.

MEETINGS

     The Committee shall meet at least three times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with financial management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

RESPONSIBILITIES AND DUTIES

     The Committee's primary duties and responsibilities are to:

        1. Review and update this Charter periodically, at least annually, as conditions dictate.

        2. Maintain minutes or other records of meetings and activities of the Committee. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board.

        3. Ensure that the members of the Committee are educated regarding the Company's business, including finance, tax and accounting functions.

        4. Recommend to the Board the selection of the independent accountants, considering independence and effectiveness. The Committee will approve the engagement of, the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee will obtain from the independent accountants a formal written statement regarding any relationships or services that may affect the independent accountants' objectivity and independence. The Committee should review and discuss with the independent accountants all significant relationships the independent accountants have with the Company to determine the independent accountants' independence.

        5. Review the performance of the independent accountants. Approve any proposed discharge of the independent accountants when circumstances warrant.

        6. Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion thereof, review such audit, including any comments or recommendations from the independent accountants.

        7. Review with financial management and the independent accountants the results of the annual audit, including:

           a) the independent accountants' audit of the Company's annual financial statements and related footnotes and its report thereon;

           b) any significant changes required in the independent accountants' audit plan;

           c) review separately with financial management and the independent accountants any serious difficulties or disputes with management encountered during the course of the audit, including any restrictions on the scope of work or access to required information; and

           d) any other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

        8. Review with financial management and the independent accountants any significant risks and exposures, audit activities, and significant findings.

        9. Review with the independent accountants and financial management the adequacy and effectiveness of the Company's systems of internal controls. Elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

        10. Review with the independent accountants and financial management significant judgments made in management's preparation of the financial statements.

        11. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent accountants or management.

        12. Provide sufficient opportunity for the independent accountants to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants' evaluation of the Company's financial and accounting personnel, the cooperation that the independent accountants received during the course of the audit and quarterly reviews, the adequacy of the Company's internal controls, the appropriateness of any significant judgments made by management in preparation of the financial statements, and the integrity of the Company's financial reporting processes, both internally and externally.

        13. Review with financial management and the independent accountants the quality of quarterly and annual financial statement information prior to releasing to the public and the Securities and Exchange Commission.

        14. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF


                             CAPITAL AUTOMOTIVE REIT


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
           BOARD OF TRUSTEES AND MAY BE REVOKED PRIOR TO ITS EXERCISE


         The undersigned shareholder(s) of Capital Automotive REIT (the "Company") hereby appoints Messrs. Thomas D. Eckert and David S. Kay, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 10, 2001, and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on March 12, 2001, as if the undersigned were present and voting the shares.


                         (TO BE SIGNED ON REVERSE SIDE)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                             CAPITAL AUTOMOTIVE REIT


                                  May 10, 2001



                 Please Detach and Mail in the Envelope Provided


         Please mark your
A [ x ]  votes as in this
          example.

                       FOR                   WITHHOLD              Nominees: Thomas D. Eckert
                  all nominees              AUTHORITY                        Craig L. Fuller
                 listed at right         to vote for all                     David Gladstone
              (except as indicated          nominees                         William E. Hoglund
                  to the contrary)       listed at right                     R. Michael McCullough
                                                                             Lee P. Munder
1.  ELECTION                                                                 John J. Pohanka
           OF         [    ]                  [    ]                         John E. Reilly
    TRUSTEES                                                                 Robert M. Rosenthal
                                                                             Vincent A. Sheehy

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)



2. Ratification of the appointment of the accounting firm of Arthur Andersen LLP to serve as independent accountants for Capital Automotive REIT for the fiscal year ending December 31, 2001

                    FOR        AGAINST       ABSTAIN

                   [   ]        [   ]         [    ]


3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.

THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.


                                                I PLAN TO ATTEND THE MEETING [ ]


SIGNATURE ____________________   ________________________  Dated: ________, 2001
                                 SIGNATURE IF HELD JOINTLY

NOTE: Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.